MORGAN STANLEY
                             SPECTRUM SERIES



        May 2002
        Monthly Report







This Monthly Report supplements the Spectrum Funds' Prospectus dated April 30, 2002.







                                                           Issued: June 28, 2002





[LOGO] Morgan Stanley

--------------------------------------------------------------------------------
 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 HISTORICAL FUND PERFORMANCE

Presented below is the percentage change in Net Asset Value per Unit from the start of every calendar year each Fund has traded. Also provided is the inception-to-date return and the annualized return since inception for each Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                                                                INCEPTION-
                                                                                                                  TO-DATE ANNUALIZED
                            1991    1992  1993   1994    1995   1996   1997   1998    1999   2000   2001   2002   RETURN    RETURN
FUND                          %       %     %      %       %      %      %      %       %      %      %      %       %         %
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Commodity .......   --      --    --     --      --     --     --   (34.3)   15.8    3.2  (25.6)   2.2    (40.3)   (11.0)
                                                                                                         (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Currency ........   --      --    --     --      --     --     --     --      --    11.7   11.1    2.3     27.0     13.3
                                                                                           (6 mos.)      (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Global Balanced .   --      --     _    (1.7)   22.8   (3.6)  18.2   16.4     0.7    0.9   (0.3)  (4.9)    54.2      5.9
                                               (2 mos.)                                                  (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Select ..........  31.2   (14.4) 41.6   (5.1)   23.6    5.3    6.2   14.2    (7.6)   7.1    1.7   (4.3)    129.2     8.0
                          (5 mos.)                                                                       (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Strategic .......   --      --    --     0.1    10.5   (3.5)   0.4    7.8    37.2  (33.1)  (0.6)   5.5     11.3      1.4
                                               (2 mos.)                                                  (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Technical .......   --      --    --    (2.2)   17.6   18.3    7.5   10.2    (7.5)   7.8   (7.2)  (5.9)    40.5      4.6
                                               (2 mos.)                                                  (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 DEMETER MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
 c/o Managed Futures Department
 825 Third Avenue, 8th Floor
 New York, NY 10022
 Telephone (201) 209-8400

 MORGAN STANLEY SPECTRUM SERIES
 MONTHLY REPORT
 MAY 2002

Dear Limited Partner:

   The Net Asset Value per Unit for each of the six Morgan Stanley Spectrum Funds as of May 31, 2002 was as follows:

FUND                             NAV             % CHANGE FOR MONTH
----------------------------------------------------------------------
Spectrum Commodity              $ 5.97                 0.97%
----------------------------------------------------------------------
Spectrum Currency               $12.70                10.34%
----------------------------------------------------------------------
Spectrum Global Balanced        $15.42                 -.17%
----------------------------------------------------------------------
Spectrum Select                 $22.92                 3.51%
----------------------------------------------------------------------
Spectrum Strategic              $11.13                 1.35%
----------------------------------------------------------------------
Spectrum Technical              $14.05                 5.64%
----------------------------------------------------------------------

   Detailed performance information for each Fund is located in the body of the financial report. For each Fund, we provide a trading results by sector chart that portrays trading gains and trading losses for the previous month and year-to-date in each sector in which the Fund participates. In the case of Spectrum Currency, we provide the trading gains and trading losses for the five major currencies in which the Fund participates, and composite information for all other "minor" currencies traded within the Fund.

   The trading results by sector charts indicate the monthly and year-to-date composite percentage returns generated by the specific assets dedicated to trading within each market sector in which each Fund participates. Please note that there is not an equal amount of assets in each market sector, and the specific allocations of assets by a Fund to each sector will vary over time within a predetermined range. Below each chart is a description of the factors that influenced trading gains and trading losses within each Fund during the previous month.

   In April, 2002, the proposed entitlement with regard to the Sumitomo Copper class action litigation was unofficially approved by the court. Under the terms of the proposed entitlement, Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Strategic L.P., and Morgan Stanley Spectrum Technical L.P. would receive approximately $208,284, $4,143,065, $10,895, and $273,812 (which currently amounts to $0.06, $0.39,
$0.00, and $0.02 per Unit respectively). The parties have stated that they are seeking to make such distribution as early as June, but this timetable is still provisional and the Funds have no assurances yet when such distribution will actually be made. Any amount ultimately received will be accounted for in the period received, for the benefit of the limited partners at the date of receipt.

   Should you have any questions concerning this report, please feel free to contact Demeter Management Corporation c/o Managed Futures Department, 825 Third Avenue, 8th Floor, New York, NY 10022 or your Morgan Stanley Financial Advisor.

   I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is not a guarantee of future results.

Sincerely,


/S/ Robert E. Murray
--------------------
Robert E. Murray
Chairman
Demeter Management Corporation
General Partner




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

--------------------------------------------------------------------------------
 SPECTRUM COMMODITY
--------------------------------------------------------------------------------

[Data below represents bar chart in printed piece.]

                Month ended         YHD ended
                May 31, 2002       May 31, 2002
                ------------       ------------
ENERGIES           -2.54              1.32
METALS              1.72              4.03
AGRICULTURALS       2.26             -0.55

      Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o Corn and wheat prices reversed higher amid supply concerns, resulting in profits from long futures positions.

o Cotton prices reversed higher on bullish data from the U.S. Department of Agriculture, resulting in gains from long futures positions.

o Silver and gold prices trended higher as investors sought a "safe haven" from geopolitical turmoil and a weak U.S. dollar, resulting in gains from long futures positions.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o Energy prices reversed lower on supply and demand concerns, resulting in losses from previously established long futures positions.

--------------------------------------------------------------------------------
 SPECTRUM CURRENCY
--------------------------------------------------------------------------------

[Data below represents bar chart in printed piece.]

                    Month ended         YHD ended
                    May 31, 2002       May 31, 2002
                    ------------       ------------
AUSTRALIAN DOLLAR       1.91                3.4
BRITISH POUND           0.57              -0.76
EURO                    2.18               0.25
JAPANESE YEN           -0.99              -3.02
SWISS FRANC             1.42               1.68
MINOR CURRENCIES        6.31               4.19

      Note: Reflects trading results only and does not include fees or interest income. Minor currencies may include, but are not limited to, the South African rand, Thai baht, Greek drachma, Singapore dollar, Mexican peso, New Zealand dollar and Norwegian Krone.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most major currencies continued to strengthen versus the U.S. dollar over concerns regarding the U.S. economic recovery, military tensions between India and Pakistan and the growing threat of terror attacks on the U.S., resulting in profits from previously established long positions in the euro and Swiss franc.

o The value of the Australian dollar, South African rand and New Zealand dollar benefited from the weakness in the U.S. dollar and rising gold prices, resulting in profits from previously established long positions.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o The Japanese yen continued to strengthen versus the U.S. dollar amid doubts regarding Japan's desire for a weaker currency, resulting in losses from previously established short positions.

--------------------------------------------------------------------------------
 SPECTRUM GLOBAL BALANCED
--------------------------------------------------------------------------------

[Data below represents bar chart in printed piece.]

                    Month ended         YHD ended
                    May 31, 2002       May 31, 2002
                    ------------       ------------
CURRENCIES              1.16               0.05
INTEREST RATES         -0.04              -1.14
STOCK INDICES          -0.31               -2.1
ENERGIES               -0.32               0.08
METALS                 -0.14                  0
AGRICULTURALS          -0.22               -0.3

      Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o Crude oil prices reversed lower on supply concerns heading into the peak summer driving season, resulting in losses from previously established long futures positions.

o S&P 500 and DAX Index futures prices trended lower amidst growing concerns over the strength of a global economic recovery and tensions in the Middle East, resulting in losses from previously established long positions.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most major currencies continued to strengthen versus the U.S. dollar over concerns regarding the U.S. economic recovery, military tensions between India and Pakistan and the growing threat of terror attacks on the U.S., resulting in profits from previously established long positions in the euro and Swiss franc.

--------------------------------------------------------------------------------
 SPECTRUM SELECT
--------------------------------------------------------------------------------

[Data below represents bar chart in printed piece.]

                    Month ended         YHD ended
                    May 31, 2002       May 31, 2002
                    ------------       ------------
CURRENCIES              5.83               2.48
INTEREST RATES         -0.68              -3.03
STOCK INDICES          -0.35              -1.46
ENERGIES               -1.65               0.93
METALS                  0.83               0.79
AGRICULTURALS           0.31              -0.62


      Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most major currencies continued to strengthen versus the U.S. dollar over concerns regarding the U.S. economic recovery, military tensions between India and Pakistan and the growing threat of terror attacks on the U.S., resulting in profits from previously established long positions in the euro, Swiss franc and Australian dollar.

o Gold and silver prices trended higher as investors sought a "safe haven" from geopolitical turmoil and a weak U.S. dollar, resulting in gains from previously established long futures positions.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o Energy prices reversed lower on supply and demand concerns, resulting in losses from previously established long futures positions.

o European bond futures prices trended higher amid questions regarding the strength of a global economic recovery, resulting in losses from previously established short positions.

--------------------------------------------------------------------------------
 SPECTRUM STRATEGIC
--------------------------------------------------------------------------------

[Data below represents bar chart in printed piece.]

                    Month ended         YHD ended
                    May 31, 2002       May 31, 2002
                    ------------       ------------
CURRENCIES              0.62               2
INTEREST RATES         -1.05              -3.65
STOCK INDICES          -0.15              -1.57
ENERGIES               -0.1                1.09
METALS                 -0.21               2.2
AGRICULTURALS"          3.02               9.46

      Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o Cocoa prices trended higher on forecasts of a global supply deficit, resulting in profits from long futures positions.

o Cotton prices reversed higher on bullish data from the U.S. Department of Agriculture, resulting in gains from long futures positions.

o The value of most major currencies continued to strengthen versus the U.S. dollar over concerns regarding the U.S. economic recovery, military tensions between India and Pakistan and the growing threat of terror attacks on the U.S., resulting in profits from previously established long positions in the euro, Swiss franc and Australian dollar.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o U.S. short-term interest rate futures prices moved higher amid economic uncertainty and Middle East tensions, resulting in losses from short positions.

--------------------------------------------------------------------------------
 SPECTRUM TECHNICAL
--------------------------------------------------------------------------------

[Data below represents bar chart in printed piece.]

                    Month ended         YHD ended
                    May 31, 2002       May 31, 2002
                    ------------       ------------
CURRENCIES              6.77                3.73
INTEREST RATES          0.34               -4.58
STOCK INDICES           0.37               -2.54
ENERGIES               -1.78                0.9
METALS                  0.65                0.21
AGRICULTURALS           0.08               -0.15

      Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

o The value of most major currencies continued to strengthen versus the U.S. dollar over concerns regarding the U.S. economic recovery, military tensions between India and Pakistan and the growing threat of terror attacks on the U.S., resulting in profits from previously established long positions in the euro, Swiss franc and Australian dollar.

o Gold and silver prices trended higher as investors sought a "safe haven" from geopolitical turmoil and a weak U.S. dollar, resulting in gains from previously established long futures positions.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

o Energy prices reversed lower on supply and demand concerns, resulting in losses from previously established long futures positions.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED MAY 31, 2002 (UNAUDITED)

                                       MORGAN STANLEY                      MORGAN STANLEY                MORGAN STANLEY
                                     SPECTRUM COMMODITY                   SPECTRUM CURRENCY         SPECTRUM GLOBAL BALANCED
                                   ------------------------            -----------------------      ------------------------
                                             PERCENTAGE OF                       PERCENTAGE OF                 PERCENTAGE OF
                                              MAY 1, 2002                         MAY 1, 2002                   MAY 1, 2002
                                               BEGINNING                           BEGINNING                     BEGINNING
                                   AMOUNT   NET ASSET VALUE            AMOUNT   NET ASSET VALUE      AMOUNT   NET ASSET VALUE
                                   ------   ---------------            ------   ---------------      ------   ---------------
                                      $            %                      $            %                $            %

REVENUES
Trading profit (loss):
   Realized                       137,543            1.07                   --              --       (651,013)       (1.19)
   Net change in unrealized        48,926             .38            6,643,246           11.47        747,063         1.36
                                 --------           -----           ----------          ------      ---------        -----
     Total Trading Results        186,469            1.45            6,643,246           11.47         96,050          .17
Interest income (Note 2)           15,294             .12               64,703             .11         81,035          .15
                                 --------           -----           ----------          ------      ---------        -----
     Total Revenues               201,763            1.57            6,707,949           11.58        177,085          .32
                                 --------           -----           ----------          ------      ---------        -----

EXPENSES

Brokerage fees (Note 2)            49,489             .38              222,003             .38        210,535          .38
Management fees (Note 2 & 3)       26,896             .22               96,523             .17         57,211          .11
Incentive fees (Note 3)                --              --              401,733             .69             --           --
                                 --------           -----           ----------          ------      ---------        -----

     Total Expenses                76,385             .60              720,259            1.24        267,746          .49
                                 --------           -----           ----------          ------      ---------        -----
NET INCOME (LOSS)                 125,378             .97            5,987,690           10.34        (90,661)        (.17)
                                 ========           =====           ==========          ======      =========        =====

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED MAY 31, 2002 (UNAUDITED)

                                     MORGAN STANLEY
                                   SPECTRUM COMMODITY
                           ----------------------------------
                                                        PER
                                UNITS        AMOUNT     UNIT
                           -------------   -----------  -----
                                                $         $
Net Asset Value,
  May 1, 2002              2,183,011.925   12,910,267    5.91
Net Income (Loss)                     --      125,378     .06
Redemptions                  (33,113.739)    (197,689)   5.97
Subscriptions                 17,107.035      102,129    5.97
                           --------------  ----------

Net Asset Value,
  May 31, 2002             2,167,005.221   12,940,085    5.97
                           =============   ==========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           MORGAN STANLEY                     MORGAN STANLEY
          SPECTRUM CURRENCY               SPECTRUM GLOBAL BALANCED
 -----------------------------------  ---------------------------------
                               PER                                 PER
     UNITS         AMOUNT      UNIT      UNITS         AMOUNT      UNIT
 -------------   -----------   -----  -------------   ----------   ----
                      $         $                        $          $

 5,031,190.196   57,913,769    11.51  3,555,292.114   54,922,600   15.45
            --    5,987,690     1.19             --      (90,661)   (.03)
   (33,330.778)    (423,301)   12.70    (39,630.735)    (611,106)  15.42
   221,659.738    2,815,079    12.70     49,503.856      763,349   15.42
 -------------   ----------           -------------   ----------

 5,219,519.156   66,293,237    12.70  3,565,165.235   54,984,182   15.42
 =============   ===========          =============   ==========



The accompanying notes are an integral part of these financial statements.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
FOR THE MONTH ENDED MAY 31, 2002 (UNAUDITED)

                                       MORGAN STANLEY                     MORGAN STANLEY               MORGAN STANLEY
                                       SPECTRUM SELECT                  SPECTRUM STRATEGIC           SPECTRUM TECHNICAL
                                   ------------------------           ------------------------     ------------------------
                                             PERCENTAGE OF                      PERCENTAGE OF                PERCENTAGE OF
                                              MAY 1, 2002                        MAY 1, 2002                  MAY 1, 2002
                                               BEGINNING                          BEGINNING                    BEGINNING
                                   AMOUNT   NET ASSET VALUE           AMOUNT   NET ASSET VALUE     AMOUNT   NET ASSET VALUE
                                   ------   ---------------           ------   ---------------     ------   ---------------
                                      $            %                     $            %               $            %

REVENUES
Trading profit (loss):

   Realized                   (1,297,622)          (.56)           (130,228)           (.19)    (4,093,382)       (1.76)
   Net change in unrealized   11,189,806           4.80           1,572,841            2.27     18,867,473         8.10
                            ------------         ------        ------------          ------     ----------        -----
     Total Trading Results     9,892,184           4.24           1,442,613            2.08     14,774,091         6.34

Interest income (Note 2)         274,600            .12              80,673             .12        270,084          .12
                             ------------         ------        ------------          ------     ----------        -----

     Total Revenues           10,166,784           4.36           1,523,286            2.20     15,044,175         6.46
                            ------------         ------        ------------          ------     ----------        -----

EXPENSES

Brokerage fees (Note 2)        1,407,405            .60             418,064             .60      1,406,703          .60
Management fees (Note 2 & 3)     582,375            .25             172,993             .25        498,987          .22
                            ------------         ------        ------------          ------     ----------        -----

     Total Expenses            1,989,780            .85             591,057             .85      1,905,690          .82
                            ------------         ------        ------------          ------     ----------        -----

NET INCOME                     8,177,004           3.51             932,229            1.35     13,138,485         5.64
                            ============         ======        ============          ======     ==========        =====


 MORGAN STANLEY SPECTRUM SERIES
------------------------------------------------------------------------------------------------------------------------------------
 STATEMENTS OF CHANGES IN NET ASSET VALUE
------------------------------------------------------------------------------------------------------------------------------------
 FOR THE MONTH ENDED MAY 31, 2002 (UNAUDITED)

                                    MORGAN STANLEY                        MORGAN STANLEY                     MORGAN STANLEY
                                    SPECTRUM SELECT                     SPECTRUM STRATEGIC                 SPECTRUM TECHNICAL
                              -----------------------------         ---------------------------        --------------------------
                                                        PER                                PER                                PER
                               UNITS        AMOUNT     UNIT        UNITS       AMOUNT     UNIT          UNITS      AMOUNT    UNIT
                              -------       ------     ----       -------      ------     ----         -------     ------    ----
                                               $         $                       $         $                         $        $
Net Asset Value,
  May 1, 2002           10,518,680.211  232,949,704   22.15   6,300,344.991  69,196,836  10.98  17,512,722.708  232,833,607  13.30
Net Income                          --    8,177,004     .77              --     932,229    .15              --   13,138,485    .75
Redemptions               (115,165.982)  (2,639,604)  22.92     (82,998.599)   (923,774) 11.13    (261,326.403)  (3,671,636) 14.05
Subscriptions              150,555.004    3,450,721   22.92      66,688.232     742,240  11.13     205,598.536    2,888,659  14.05
                       --------------- ------------           -------------  ----------         --------------  -----------

Net Asset Value,
  May 31, 2002          10,554,069.233  241,937,825   22.92   6,284,034.624  69,947,531  11.13  17,456,994.841  245,189,115  14.05
                       =============== ============           =============  ==========         ==============  ===========


The accompanying notes are an integral part of these financial statements.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
 (UNAUDITED)
--------------------------------------------------------------------------------
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.Morgan Stanley Spectrum Commodity L.P. ("Spectrum Commodity"), Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership" or collectively, the "Partnerships"), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts on physical commodities and other commodity interests, including, but not limited to foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

   The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker for the Partnerships is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for the Partnerships are Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Morgan Stanley Commodities Management, Inc. ("MSCM") is the trading advisor to Spectrum Commodity. Demeter, Morgan Stanley DW, MS & Co., MSIL and MSCM are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

   Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES.The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
 (CONTINUED)
--------------------------------------------------------------------------------

REVENUE RECOGNITION.Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits (losses) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income on 80% of the month's average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Commodity, Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnerships on futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT.Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS.The brokerage fees for Spectrum Commodity, Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

   Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

   Such brokerage fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES.The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by each Partnership.

INCOME TAXES.No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
 (CONTINUED)
--------------------------------------------------------------------------------

DISTRIBUTIONS.Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING.Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. Morgan Stanley DW will pay all such costs.

REDEMPTIONS.Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES.On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
 (CONTINUED)
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DISSOLUTION OF THE PARTNERSHIPS.Spectrum Commodity will terminate on December
31, 2027, Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

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2. RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Commodity pays management fees and incentive fees (if applicable) to MSCM. Each Partnership's cash is on deposit with Morgan Stanley DW, MS & Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

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3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Morgan Stanley Spectrum Commodity L.P.
  Morgan Stanley Commodities Management Inc.

Morgan Stanley Spectrum Currency L.P.
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC

Morgan Stanley Spectrum Global Balanced L.P.
  RXR, Inc.

Morgan Stanley Spectrum Select L.P.
EMC Capital Management, Inc.
  Northfield Trading L.P.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.

Morgan Stanley Spectrum Strategic L.P.
  Allied Irish Capital Management, Ltd.
  Blenheim Capital Management, L.L.C.
  Eclipse Capital Management, Inc.

Morgan Stanley Spectrum Technical L.P.
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
 (CONTINUED)
--------------------------------------------------------------------------------

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE.The management fee for Spectrum Commodity is accrued at a rate of 5/24 of 1% of Net Assets on the first day of each month (a 2.5% annual rate).

   The management fee for Spectrum Currency is accrued at a rate of 1/12 of 2% of Net Assets on the first day of each month (a 2% annual rate).

   The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% of Net Assets on the first day of each month (a 1.25% annual rate).

   The management fee for Spectrum Select is accrued at a rate of 1/4 of 1% of Net Assets on the first day of each month (a 3% annual rate).

   The management fee for Spectrum Strategic is accrued at a rate of 1/12 of 3% of Net Assets on the first day of each month (a 3% annual rate).

   The management fee for Spectrum Technical is accrued at a rate of 1/12 of 2% of Net Assets allocated to JWH on the first day of each month, 1/12 of 3% of Net Assets allocated to Campbell on the first day of each month and effective May 1, 2002, 1/12 of 3%, reduced from 1/12 of 4% charged in previous months), of Net Assets allocated to Chesapeake on the first day of each month (annual rates of 2%, 3% and 3% respectively).

INCENTIVE FEE.Spectrum Commodity pays an annual incentive fee equal to 17.5% of Partnership's trading profits, as determined from the end of the last period in which an incentive fee was earned.

   Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each month.

   Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell and

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
 (CONCLUDED)
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   JWH as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

   Trading profits for the Partnerships represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted.

   For all Partnerships, when trading losses are incurred, no incentive fees will be paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

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